SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HANDY & HARMAN

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 3/06/98           20,000            35.0500
               THE GABELLI SMALL CAP GROWTH FUND
                                 3/09/98           10,000            35.1125
               THE GABELLI ABC FUND
                                 3/09/98           20,000            35.0863
          GAMCO INVESTORS, INC.
                                 3/09/98            4,000            35.0136
                                 3/06/98           20,000            35.0000
                                 3/11/98            5,000            35.0000
                                 3/09/98           14,400            35.0136
                                 3/09/98           20,000            35.0000
                                 3/06/98            4,500            35.0000
          GABELLI ASSOCIATES FUND
                                 3/11/98           25,000            35.0000
                                 3/11/98           11,500            34.9375
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.